Beatmungspflege 24 GmbH

Interim Financial Statements

as of September 30, 2014

for the Period of January 30 until September 30, 2014

 (Expressed in Euros)

Beatmungspflege 24 GmbH
Balance Sheets
As of September 30, 2014 and as of January 30, 2014

	September 30, 2014	January 30, 2014
	Euro	Euro

ASSETS
Non-current Assets
Intangible Assets
Software licenses	3,00	0,00
Property, Plant and Equipment
Land, property rights and buildings, including buildings on third
party land	86.743,32	0,00
Other equipment, furniture and fixtures	103.392,16	0,00
Total non-current Assets	190.138,48	0,00
Current Assets
Other assets	654.272,24	25.000,00
Cash and cash equivalents	11.743,70	0,00
Total Current Assets	666.015,94	25.000,00
TOTAL	856.154,42	25.000,00

LIABILITIES AND SHAREHOLDERS’ EQUITY
Shareholders’ Equity
Subscribed capital	52.000,00	25.000,00
Net profit for the year	56.176,21	0,00
Total Shareholders’ Equity	108.176,21	25.000,00

Non-current Liabilities
Long-term financial liabilities	110.000,00	0,00
Total non-current Liabilities	110.000,00	0,00

Current Liabilities
Short-term financial liabilities	281.542,85	0,00
Accruals	55.500,00	0,00
Other liabilities	158.721,53	0,00
Provisions	115.591,65	0,00
Provisions for taxes	26.622,18	0,00
Total Current Liabilities	637.978,21	0,00
TOTAL	856.154,42	25.000,00

Beatmungspflege 24 GmbH
Statement of Operations for the period from January 30 to September 30, 2014

2014
Euro

Revenue	930.425,28
Other income	4.056,20
Other interest and similar income	8,14
934.489,62

Cost of purchased services	659.577,79
Personnel expenses	107,64
Depreciation and amortization of intangible and tangible fixed assets	16.109,43
Other operating expenses	175.893,27
Interest and similar expenses	0,95
Net income before tax	82.800,54

Income taxes	26.624,33
Net profit of the period	56.176,21

Beatmungspflege 24 GmbH
Statements of Changes in Equity

Sharholders’
Equity
Euro

Balance as of January 30, 2014	25.000,00

Capital contribution	27.000,00
Net profit for the period	56.176,21

Balance as of September 30, 2010	108.176,21

Beatmungspflege 24 GmbH
Statements of Cash Flow for the period from January 30 to September 30, 2014

2014
Euro

Net profit of the year	56.176,21
Adjustments to the consolidated net profit for the period for reconciliation to the cash flow operating activities:
- Finance revenues	8,14
+ Finance costs	0,95
Operating profit	56.169,02
+ Amortization and depreciation	16.109,43
72.278,45
-/+ Increase/decrease in inventories, trade receivables and other assets	629.272,24
+/- Increase/decrease in provisions	142.213,83
+/- Increase/decrease in trade payables and other liabilities	605.764,38
Cash flows from operating activities	190.984,42

- Payments of intangible assets and property, plant and equipment	206.247,91
+ Interest receipts	8,14
Cash flows from investing activities	-206.239,77

+ Capital contribution	27.000,00
- Payment of interest	0,95
Cash flows from financing activities	26.999,05

Net change in cash and cash equivalents	11.743,70
+ Cash and cash equivalents at beginning of the period	0,00
Cash and cash equivalents at the end of the period	11.743,70

Beatmungspflege 24 GmbH, Stuttgart
Notes for the interim financial statements for the period from January 30 to September 30, 2014
Expressed in Euros

A.	General Information and Basis of Presentation

1.	General Information

Domicile and Legal Form of the Company

Beatmungspflege 24 GmbH is a care enterprise in the legal form of a limited liability company in accordance with German Law. The company is entered in the Commercial Register of the Ludwigshafen Local Court under HRB 64059. The registered address of the company is Am Bubenpfad 2, 67065 Ludwigshafen, Germany.

The company was founded on January 30, 2014. The registration in the commercial register was carried out on August 8, 2014. The business year corresponds to the calendar year. The first business year begins on January 30, 2014 and ends on December 31, 2014.

Effective on July 1, 2014 the sole proprietorships “Das Pflegeland”, proprietor Dr. Orhan Karahodza and “Premium-Pflegedienst Pflegeland”, proprietor Dzenana Karahodza, with all assets and liabilities as well as all rights and obligations, claims and legal positions were contributed to Beatmungspflege 24 GmbH. The contributions were carried out in exchange for new shares of the company. To the proprietor of Das Pflegeland were granted 1,000 new shares. To the proprietor of Premium-Pflegedienst Pflegeland were granted 26,000 new shares. Before the contributions the proprietor of Das Pflegeland owned 100 % of all shares of Beatmungspflege 24 GmbH (25,000 shares), after the contribution both proprietors possessed 26,000 shares or 50 % of all shares. The net assets transferred were recorded at book value, and share capital was recorded at EUR 1 per share. The amount of the net assets contributed exceeding the value of the share capital was recorded to shareholder loans.

Business Activities

As care service provider „Beatmungspflege 24 GmbH“ is engaged in the medical homecare and specialized in acute posthospital treatment and breathing improvement or rather the control of long-time home breathing. “Beatmungspflege 24 GmbH” is able to take over the breathing care of all breathing patients with different clinical pictures within 24 hours:

- ALS - amyotrophic lateral sclerosis
- Persistent vegetative state
- Chronic obstructive pulmonary disease (COPD)
- Pneumonia
- Respiratory insufficiency
- Apoplectic stroke (Apoplexy)

General Principles and Accounting Standards
The present interim financial statements of the limited liability company “Beatmungspflege 24 GmbH” for the period from January 30 to September 30, 2014 are presented in Euro (EUR) and have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

The statement of operations has been prepared in accordance with the cost of sales method of presentation.

The interim financial statements convey a true and fair view of the net assets, financial position and results of operations of the limited liability company “Beatmungspflege 24 GmbH“.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Estimates and Assumptions

The preparation of the financial statements in conformity with U.S. GAAP requires estimates and assumptions to be made by the management. These influence the assessment of assets and liabilities, the disclosure of contingent liabilities at the balance sheet date as well as the presentation of income and expenditures for the period under review.

In particular, this relates to allowances for bad debts, the amount and likelihood of utilization of other provisions as well as the economic lifetime of assets. The management bases his judgment of these assumptions and estimates on past experience and the results of carefully weighing up different scenarios. Changes in the economic situation that deviate from the assumptions applied and that lie beyond the control of the management may result in the actual amounts differing from the original estimates. If the original basis of estimation changes, accounting for the respective balance sheet items will be adjusted with an effect on the income statement.

2.	Accounting and Valuation Principles

Intangible Assets

Intangible Assets which were acquired in return for payment are carried at cost, reduced by normal straight-line amortization from the date on which they are first ready for use. Amortizations will be taken straight-line above the economic useful life of two to three years.

Property, Plant and Equipment

Property, plant and equipment is carried at cost less cumulative depreciation. Depreciation is recognized on a straight-line basis over the expected useful life of the asset. Expenditure for maintenance and repairs is expensed in the period in which it is incurred. The cost of an asset and the related cumulative depreciation are derecognized when assets are scrapped or disposed of, with any book gains or losses recognized in the income statement under “Other operating income” or “Other operating expenses”. Fifty years were assumed as useful life expectancy for buildings. The expected useful life for the other assets is calculated between two and ten years.

Accordingly, low-value assets with an acquisition value of no more than EUR 410 are fully depreciated in the year of acquisition. All other assets with acquisition values greater than this are capitalized and depreciated over their normal useful lives.

Impairment and Write-downs of Intangible Assets and Property, Plant and Equipment

Where the value of intangible assets or property, plant and equipment calculated using the principles described above is greater than the value attributed to them at the balance sheet date, impairment losses and write-downs are recognized accordingly. The fair value to be applied is calculated on the basis of either the net proceeds of sale or the present value of the estimated future cash flows from the use of the asset – whichever is higher. Impairment losses and write-downs are reported in “other operating expenses”.

Receivables and other assets
Receivables and other assets are carried at the nominal value. Appropriate bad debt allowances are recognized for trade receivables in order to cover possible default risks.

Cash
Cash comprises all freely available liquid funds such as cash in hand and cash in current accounts, as well as other current bank balances available.

Payables
Liabilities are carried at amortized cost on the balance sheet date, which generally corresponds to the amount due on settlement.

Accruals
Accruals are liabilities payable for goods or services received that are neither paid nor invoiced by the supplier at the balance sheet date.

Other Provisions
Provisions for other financial obligations are recognized when a present obligation towards a third party arises from a past event, future settlement is probable and the amount can be reliably estimated. Non-current provisions with a remaining term of more than one year are recognized at the amount required to settle the obligation, discounted to the balance sheet date.

Income Taxes and Uncertain Tax Positions
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company is subject to German corporate income tax and solidarity surcharge. It is exempt from trade income tax as a care service provider that charges more than 40 % of its care services to the compulsory national social security agencies.

Revenue Recognition
The Company recognizes revenue when the following four conditions have been met: (i) there is persuasive evidence that an arrangement exists; (ii) delivery has occurred or service has been rendered; (iii) the price is fixed or determinable; and (iv) collection is reasonably assured. The Company's revenue is derived primarily from providing health care services to residents and is recognized on the date services are provided at amounts billable to the individual.

Fair Value Measurements and Financial Instruments
ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are no observable inputs to the valuation methodology that are relevant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and advances. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

3.	Intangible Assets

Changes in intangible assets in the reporting period and in the previous year are shown in the statements of changes in fixed assets, which is attached as an appendix.

The position “intangible assets” only consists of software licenses.

There were no impairment write-downs to the lower value in use in the reporting period.

4.	Property, Plant and Equipment

Changes in property, plant and equipment in the reporting period and in the previous year are shown in the consolidated statement of changes in fixed assets, which are attached as an appendix.

The item “Land, property rights and buildings, including buildings on third-party land” consists of a flat or fractional property unit which is used by the company for administration.

The flat or fractional property unit is encumbered with a mortgage property charge in an amount of EUR 110.000,00 for the loan to finance the property. The loan is repayable on maturity, so it values EUR 110.000,00 and has a remaining term until November 2018. There are no other material restrictions on ownership or title in respect of the property, plant and equipment reported.

Depreciation on the lower value in use was not taken in the reporting period.

5.	Other Assets

The “other assets” are composed as follows:

	Sept. 30, 2014	Jan. 30, 2014
	EUR	EUR

Settlement account Medicus Intensivpflege GmbH	592.517,02	0,00

Settlement account shareholder	19.767,61	0,00

Other short-term assets	41.987,11	0,00

Outstanding capital contribution	0,00	25.000,00

	654.271,74	25.000,00

The settlement account Medicus Intensivpflege GmbH contains the balance from services provided and rendered between Beatmungspflege 24 GmbH and Medicus Intensivpflege GmbH. According to the nature of the contract, the corresponding receivables and liabilities are set off. For further information, see section 16. Related Parties.

6.	Cash and Cash Equivalents

The position “cash and cash equivalents“ mainly include short-term bank balances.

7.	Long-term financial Liabilities

Non-current financial liabilities fully result from bank liabilities and include the loan to finance the flat or fractional property unit.

The interest rate to finance flat or fractional property unit amounts to 4,8%.

8.	Short-term financial Liabilities

The short-term financial liabilities are composed as follows:

	Sept. 30, 2014	Jan. 30, 2014
	EUR	EUR

Settlement account shareholder	203.516,55	0,00

Current account liabilities to banks	69.428,78	0,00

Short-term portion of the loans financing vehicles	7.461,52	0,00

Other short-term financial liabilities	1.136,00	0,00

	281.542,85	0,00

Due to the current nature of these items, their market value does not deviate significantly from the carrying amounts presented.

9.	Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced by the supplier at the balance sheet date. All of the reported amounts are short-term in nature.

10.	Other liabilities

The long-term financial liabilities are composed as follows:

	Sept. 30, 2014	Jan. 30, 2010
	EUR	EUR

Liabilities from wages and salaries	1.114,28	0,00

Liabilities resulting from social securities	157.607,25	0,00

	158.721,53	0,00

The liabilities resulting from social securities mainly consist of subsequent payments, resulting from an audit by the social insurance institution.

11.	Provisions

The provisions fully consist of duties in connection with the preparation and the audit of the interim and the year-end financial statements of the current year.

12.	Income Taxes

Income taxes are calculated on a best estimate basis for the tax rate for the full fiscal year. A tax rate of 30% is applied for the calculation.

As differences between the amounts in the balance sheet and the tax base as of the balance sheet date as well as tax loss carryforwards do not exist, no deferred taxes incur.

13.	Notes on the Cash Flow Statement

The cash flow statement has been prepared using the indirect method. Business transactions not affecting cash have not been included in the cash flow statement. Payments for investments in intangible assets and property, plant and equipment include only cash- effective acquisitions.

14.	Financial Instruments and Risk Management

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are held with various financial institutions. These balances are maintained with high quality financial institutions which management believes limits the risk.

Details of the individual categories of financial instruments are provided in the notes on the respective balance sheet and income statement items.

Principles of the Risk Management System

Regarding its assets, liabilities and planned transactions, the limited liability company „Beatmungspflege 24 GmbH“ is subject to default risk and liquidity risk and the risk from changes in interest rates. The aim of financial risk management is to minimize these risks through ongoing operating and finance-oriented activities. The management is directly responsible for the implementation of the financial policy and ongoing risk management.

Categories of Financial Instruments

The limited liability company „Beatmungspflege 24 GmbH“ holds financial instruments exclusively in form of financial liabilities carried at amortized cost as well as in form of receivables carried at amortized cost. Financial instruments carried at fair value do not exist.

Default Risk
The Company is exposed to counterparty default risk as a result of its operating activities and certain financing activities.

In its operating business, accounts receivable are monitored on a decentralized, ongoing basis. Default risks are taken into account through specific valuation allowances and flat-rate specific valuation allowances.

Liquidity Risk

Revolving liquidity planning is performed in order to ensure the Company’s solvency and financial flexibility at all times. To the extent necessary, a liquidity reserve is held in the form of credit facilities and, if required, in cash.

Risk of Changes in the Interest Rate

The limited liability company is subject to risks of changes in the interest rate only to a limited extent and basically in relation to the loan for financing the flat or fractional property unit. The interest rate is determined until November 2018.

15.	Executive Body of the Company

In the period from January 1 to September 30, 2014, the following persons were managing directors at Beatmungspflege 24 GmbH:

Dr. Orhan Karahodza, Stuttgart (from June 10, 2014)

Tomas Klempar, Stuttgart (until June 10, 2014)

16.	Related parties

Business transactions with related parties are transactions with companies in which the managing director of Beatmungspflege 24 GmbH has significant shareholdings or over which he can exercise significant influence. On the other hand, these are business transactions with companies controlled by parties that may exercise significant influence on Beatmungspflege 24 GmbH (particularly via participating interests in the Company). Furthermore, these are transactions with the managing director, significant shareholders and their close family members.

In the reporting period, the relationship to Medicus Intensivpflege GmbH, in which the managing director, Dr. Orhan Karahodza, has significant shareholdings and is also the managing director, is relevant in this context. Relevant transactions with this company encompass the provision of services in the area of medical homecare to the end customer of Medicus Intensivpflege GmbH. Beatmungspflege 24 GmbH serves as sub-contractor of Medicus Intensivpflege GmbH. For rendering these services Beatmungspflege 24 GmbH uses the employees of the Medicus Intensivpflege GmbH in the context of a supply of personnel agreement.

In the period from January 30 to September 30, 2014 the value of sales was EUR 930.425,28 and the value of purchases was EUR 582.941,21. The balance of outstanding receivables and liabilities at the balance sheet date on September 30, 2014 was EUR 478.047,84. All transactions are conducted with the value of the sales and costs for the Medicus Intensivpflege GmbH, i.e. without profit margin.

Furthermore, settlement accounts exist between the company and the shareholders of Beatmungspflege 24 GmbH. These show a negative balance, i.e. a liability from the perspective of the GmbH in the amount of EUR -203.516,55 for one shareholder and a positive balance, i.e. a receivable from the perspective of the GmbH in the amount of EUR - 19.767,61. These balances mainly result from loans granted to the shareholder in connection with the contribution of the sole proprietorships as well as withdrawals in the reporting period.

17.	SIGNIFICANT POST-BALANCE SHEET DATE EVENTS

There have been no significant events since September 30, 2014.

Stuttgart, November 12, 2014

Dr. Orhan Karahodza

Managing Director

Beatmungspflege 24 GmbH

Beatmungspflege 24 GmbH – Appendix to the Notes
Statements of Changes in Fixed Assets
As of September 30, 2014

		Land, property,
		rights and	Other
		buildings, including	equipment,
	Software	buildings on third	furniture and
	licenses	party land	fixtures	Total
	Euro	Euro	Euro	Euro

Acquisition and manufacturing cost:

December 31, 2013	0,00	0,00	0,00	0,00

Additions	3,00	87.063,30	119.181,61	206.247,91

September 30, 2014	3,00	87.063,30	119.181,61	206.247,91

Accumulated amortization and depreciation:

December 31, 2013	0,00	0,00	0,00	0,00

Charge for the period	0,00	319,98	15.789,45	16.109,43

September 30, 2014	0,00	319,98	15.789,45	16.109,43

Residual carrying values:

As of December 31, 2013	0,00	0,00	0,00	0,00

As of September 30, 2014	3,00	86.743,32	103.392,16	190.138,48